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                                MEDI-SPAN, INC.
                     LICENSING AND NONDISCLOSURE AGREEMENT

The Licensing and Nondisclosure Agreement ('Agreement') is between MEDI-SPAN, INC. (MEDI-SPAN), an Indiana Corporation and the party identified below, and on
EXHIBIT 1 as the 'CUSTOMER.'

                                    Recitals

1. MEDI-SPAN owns or is a licensee of, and licenses or sublicenses various copyrighted databases of pharmaceutical information, and periodic updates thereto ('DATABASES') and related software products, including software maintenance and enhancements thereto ('SOFTWARE') (referred to, together with the DATABASES, as the 'Medi-Span Products').

2. CUSTOMER desires to obtain the use of one or more of the Medi-Span Products as indicated in paragraph A of EXHIBIT 1 (LICENSED PRODUCTS) within CUSTOMER's data processing or other computer system (the 'System') as defined in paragraph B (Use by Customer) of EXHIBIT 1 attached hereto and made a part hereof for all purposes ('EXHIBIT 1').

3. Subject to the terms and conditions of this Agreement, MEDI-SPAN is willing to grant to CUSTOMER a nonexclusive license or sublicense to use the Licensed Products indicated in paragraph A of EXHIBIT 1 for the purposes defined in paragraph B of EXHIBIT 1.

                                   Agreement

THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, MEDI-SPAN and CUSTOMER agree as follows:

1. DEFINITIONS OF CERTAIN TERMS. As used in this Agreement, the term 'Licensed Products' means those Medi-Span Products identified in paragraph A of EXHIBIT 1 as being licensed to CUSTOMER, and all implementation manuals, user manuals, and other materials delivered to CUSTOMER pursuant to this Agreement;

The term 'Execution Date' means the date identified in paragraph D of EXHIBIT 1 as being the 'Execution Date,' which is the effective date of this Agreement and the term 'Fee Term' means the twelve month period beginning on the Execution Date and each successive twelve-month period.

2. LICENSE. Subject to the terms and conditions of this Agreement, MEDI-SPAN grants to CUSTOMER a limited, nonexclusive, and nontransferable sublicense (the 'License') to use the Licensed Products: (a) for purposes of programming the System to use the Licensed Products, and (b) in its business operations as defined in paragraph B of EXHIBIT 1 during the term of this Agreement. Although some tangible objects may be delivered to CUSTOMER pursuant to this Agreement, title to such objects shall not pass to CUSTOMER, and this Agreement is not for the sale of goods. The then current versions of the Licensed Product shall be delivered to CUSTOMER not later than fifteen (15) days after the date this Agreement is executed by both parties. Updates thereto shall be delivered with the frequency indicated in EXHIBIT 1.

3. TERM. The term of this Agreement and of the License will begin on the Execution Date, and will end when terminated in accordance with the terms of this Agreement. This Agreement may be terminated by either party at the end of any Fee Term, by giving notice to the other party in writing not later than thirty (30) days prior to the end of the Fee Term. Upon termination of this Agreement, CUSTOMER shall immediately cease use of the Licensed Products, and shall take such steps as are necessary to prohibit further use of the Licensed Products within CUSTOMER's System and shall furnish MEDI-SPAN a written description of the steps so taken. This Agreement and the term of the License may be terminated, upon written notice to the other party: (a) by MEDI-SPAN, if CUSTOMER shall fail to pay any License Fee within 30 days of the date when due under the terms of this Agreement; (b) by MEDI-SPAN, if CUSTOMER engages in or enables or permits any other person or entity to engage in any unauthorized use or distribution of any of the Licensed Products or any part thereof; (c) by MEDI-SPAN or CUSTOMER, if the other party becomes bankrupt, insolvent, is placed in receivership, or becomes unable to pay its debt when they become due and such condition is not fully cured or eliminated within thirty (30) days after it occurs: and (d) by CUSTOMER, if MEDI-SPAN shall fail to perform in any material






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respect any of its obligations under this Agreement and such failure shall continue for a period of fifteen (15) days after written notice of such default by CUSTOMER.

4. PAYMENT OF LICENSE FEES. In consideration of the grant of the License, CUSTOMER agrees to pay the Fees ('License Fees') listed in paragraph C of
EXHIBIT 1. License Fees may consist of annual Fees or Annual Base Fee plus User Fees and Annual Maintenance Fees as specified in paragraph C of EXHIBIT 1. The Fee for the first Fee Term is payable by CUSTOMER to MEDI-SPAN on the date this Agreement is executed by CUSTOMER, and Annual Fees for subsequent Fee Terms are due and payable on each anniversary of the Execution Date. User Fees, when applicable, are billed quarterly and are due upon receipt. Failure by Customer to pay any License Fees when due shall entitle MEDI-SPAN to suspend its performance under this Agreement and, as provided in paragraph 3 above, to terminate the License. CUSTOMER's obligation to pay License Fees for periods preceding termination will survive termination of this Agreement.

5. MODIFICATION OF FEES. MEDI-SPAN may change the License Fee for any of the Licensed Products by sending CUSTOMER written notice of the change not later than thirty (30) days prior to the beginning of a new Fee Term. Failure of CUSTOMER to give MEDI-SPAN written notice of termination of the License for the Licensed Products for which the License Fee has been changed before the effective date of the change shall constitute acceptance of the change, and an agreement by CUSTOMER to pay the new License Fee for the next Fee Term.

6. IMPLEMENTATION. CUSTOMER assumes all responsibility to program, or obtain compatible software, for use of the LICENSED PRODUCTS. At the request of the CUSTOMER, MEDI-SPAN will provide technical consultation in the design, programming and implementation of the Licensed Products in CUSTOMER's system. Such consultation shall be provided at MEDI-SPAN's then current rates. CUSTOMER agrees that programming shall be done in conformance with specifications included in Medi-Span's Documentation and/or implementation Manuals including successful execution of testing and quality control protocols. CUSTOMER agrees that when implemented, the System shall display Copyright notices, Disclaimers, and Expiration Dates as specified in individual product manuals.

7. COVENANTS OF CUSTOMER. CUSTOMER hereby covenants and agrees with MEDI-SPAN as follows:

     a. CUSTOMER will not alter, amend, modify, or change in any respect, any of the Licensed Products unless instructed to do so in writing by MEDI-SPAN and such changes are clearly identified as Customer Modifications. CUSTOMER assumes all liability for any such Customer Modification, and CUSTOMER agrees to assign all right, title, and interest to such Customer Modifications to MEDI-SPAN.

     b. CUSTOMER will not use the name of MEDI-SPAN, INC., or 'MEDI-SPAN,' the names of any of the Medi-Span Products, or any trademark owned by or licensed to MEDI-SPAN, except as authorized in writing by MEDI-SPAN.





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     c. If any of the Licensed Products are delivered to CUSTOMER in magnetic tape, tape cartridge or cassette format, CUSTOMER shall return to MEDI-SPAN the tapes or cassettes immediately upon reading them into the System.

     d. COPYRIGHT. CUSTOMER shall abide by all copyright laws applicable to the Licensed Products.

     e. CONFIDENTIAL INFORMATION. CUSTOMER acknowledges that the Licensed Products are the proprietary property of MEDI-SPAN and that the processes, formulas, and methodology in producing the Licensed Products are valuable trade secrets. CUSTOMER shall secure and protect the Licensed Products in a manner consistent with the maintenance of the proprietary rights of MEDI-SPAN and covenants that it will not reveal to any third party any information contained in or relating to the Licensed Products except as expressly permitted in writing. CUSTOMER acknowledges and agrees that any breach by CUSTOMER of this subparagraph e. will result in irreparable harm to MEDI-SPAN and that MEDI-SPAN shall be entitled to injunctive relief for such a breach. In the event of any such breach by CUSTOMER, in addition to other relief to which MEDI-SPAN shall be entitled, MEDI-SPAN shall be entitled to terminate the License and to recover from CUSTOMER all costs, expenses, and reasonable attorney's fees incurred by it in seeking (i) enforcement of the provisions of this subparagraph e, and (ii) relief for violation of any covenant contained within this subparagraph e.

     f. USAGE. CUSTOMER shall use the Licensed Products solely for CUSTOMER's business operations as described in paragraph B of EXHIBIT 1, 'Use by Customer' CUSTOMER may not, without the prior written consent of MEDI-SPAN, transmit the Licensed Products to other data processing systems or units that are 'on-line' with CUSTOMER's data processing unit, or use the Licensed Products in a computer service business, network, time-sharing, multiple CPU, or multiple user arrangement except at satellite units or user sites identified in EXHIBIT 2, if applicable. CUSTOMER shall not copy, reproduce, store in a retrieval system; sell, assign, pledge, sublicense, convey, transfer, redistribute, transmit, grant other rights in, or permit the unauthorized use of the Licensed Products, or any of them, in any form or by any media (electric, mechanical, photocopying, recording, or otherwise), on either a permanent or temporary basis to any third party except as authorized in paragraph B of EXHIBIT 1. CUSTOMER acknowledges and agrees that the covenants and agreements made in this Paragraph 7 are made for the benefit of MEDI-SPAN and shall survive the termination of this Agreement. In the event of any breach by CUSTOMER of the terms of this Agreement, in addition to other relief to which MEDI-SPAN shall be entitled, MEDI-SPAN shall be entitled to terminate the License.

8. PROPRIETARY RIGHTS INDEMNIFICATION. Except for Customer Modifications, MEDI-SPAN shall indemnify, defend, and hold harmless CUSTOMER against all losses, damages, expenses, judgements, costs, and attorneys' fees arising out of any claims that the Licensed Products infringe and/or misappropriate the patent, copyright, trade secret, and/or trade mark rights of another, provided CUSTOMER promptly notifies MEDI-SPAN of such a claim; allows MEDI-SPAN to control the defense, settlement and compromise of such a claim; and provides reasonable cooperation to MEDI-SPAN in the defense of such a claim.

9. DISCLAIMERS. MEDI-SPAN has utilized due diligence in collecting and reporting the information contained in the Licensed Products and has obtained such information from sources believed to be reliable. MEDI-SPAN, however, does not warrant the accuracy of codes, prices, or other data contained in the Licensed Products. Information reflecting prices is not a quotation or offer to sell or purchase. The clinical information contained in the Licensed Products is intended as a supplement to, and not a substitute for, the knowledge, expertise, skill, and judgment of physicians, pharmacists, or other health-care professionals in patient care. The Licensed Products do not contain all possible drug-drug interactions, food-drug interactions, or adverse reactions. The





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absence of a warning to given drug or drug combination should not be construed to indicate that the drug or drug combination is safe, appropriate or effective in any given patient. MEDI-SPAN shall not be held responsible for any failure of the Licensed Products to function due to any neglect, misuse or unauthorized alteration or modification by the CUSTOMER. MEDI-SPAN EXPRESSLY DISCLAIMS ALL EXPRESS WARRANTIES AND ALL IMPLIED WARRANTIES OF ANY KIND, WITH RESPECT TO THE LICENSED PRODUCTS, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR TO FITNESS FOR A PARTICULAR PURPOSE. MEDI-SPAN SHALL NOT BE LIABLE TO CUSTOMER OR TO ANY PERSONS CLAIMING UNDER OR THROUGH CUSTOMER FOR
ANY LOSS, COST, LIABILITY OR DAMAGE, CONSEQUENTIAL OR OTHERWISE, INCURRED
IN CONNECTION WITH THE USE OF THE LICENSED PRODUCTS OR AS A RESULT OF ANY INACCURATE OR INCOMPLETE INFORMATION OR ERROR IN THE LICENSED PRODUCTS, OR INCURRED IN CONNECTION WITH THE USE THEREOF OR OF ANY PRODUCT.

10. FORCE MAJEURE. Failure of MEDI-SPAN to perform or delay in the performance of MEDI-SPAN's obligations under the Agreement due to any cause or event not reasonably with MEDI-SPAN's control, including but not limited to casualty, labs, disputes, failure of equipment, compliance with governments authority, or Act of God shall not constitute a breach of the Agreement, and MEDI-SPAN's performance shall be excused during such period of delay. In the event MEDI-SPAN's performance is delayed by such causes or events for a period of thirty (30) days or more, CUSTOMER may terminate the Agreement with respect to the Licensed Products affected by the delay by written notice to MEDI-SPAN. In the event of such termination a pro rata portion of the License Fee for such Licensed Product representing the portion of the Fee Term during which MEDI-SPAN did not perform and will not perform due to termination of this Agreement shall be refunded to CUSTOMER.

11. NOTICES. All notices required or permitted under this Agreement shall be in writing and sent by first-class mail, postage prepaid, at the address for CUSTOMER or MEDI-SPAN given on EXHIBIT 1. or at such other address as indicated by either party to the other by notice in accordance with this Paragraph.

12. MISCELLANEOUS. This Agreement may not be assigned by CUSTOMER without the prior written consent of MEDI-SPAN, which consent shall not be unreasonably withheld. This Agreement shall be construed and interpreted in accordance with the laws of the State of Indiana. This Agreement constitutes the entire understanding and agreement between MEDI-SPAN and CUSTOMER pertaining to the License and the Licensed Products and supersedes all prior and contemporaneous agreements and understanding of the parties with respect thereto. In the event of a conflict between terms contained in this Agreement and terms contained in an EXHIBIT, the terms of the EXHIBIT shall prevail.

     IN WITNESS WHEREOF, MEDI-SPAN and CUSTOMER have executed this Agreement as of the date indicated below.

                                 MEDI-SPAN, INC.

                                 BY [SIGNATURE ILLEGIBLE]  [SIGNATURE ILLEGIBLE]
                                    ............................................

                                 DATE 3/19/98  3/19/98
                                      ..........................................

                                 CUSTOMER   NMHCS
                                           .....................................

                                 BY /s/ Linda Portney
                                    ............................................


                                 NAME & TITLE Linda Portney, Pres.
                                             ...................................

                                 DATE  3/13/98
                                       .........................................







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